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                                    FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of report (Date of earliest event reported):  August 29, 1997

                         HEARST-ARGYLE TELEVISION, INC.
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                     0-2700                   74-2717523
    (State or Other               (Commission               (IRS Employer
    Jurisdiction of               File Number)          Identification Number)
     Incorporation

                               888 Seventh Avenue
                           New York, New York  10106
               (Address of Principal Executive Offices)(Zip Code)

              Registrant's telephone number, including area code:
                                 (212) 649-2300
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         On October 14, 1997, Hearst-Argyle Television, Inc. ("Hearst-Argyle" or the "Company") terminated its relationships with its independent auditors, Ernst & Young LLP ("E&Y"). In addition, on October 15, 1997 the Company engaged Deloitte & Touche LLP ("Deloitte & Touche") as its new independent auditors. The Company's termination of its relationship with E&Y and the appointment of Deloitte & Touche was approved by the Company's Board of Directors upon the recommendation of the Audit Committee of the Board of Directors.

         E&Y's reports on the Company's financial statements during the two most recent fiscal years did not contain an adverse opinion, disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two most recent fiscal years there were no reportable events as contemplated by Item 304 of Regulation S-K and no disagreements between the Company and E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y would have caused it to make reference to the subject matter of the disagreement in its report.

         The Company has requested E&Y to provide a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter is filed as an Exhibit to this Form 8-K/A.
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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

 (C)      Exhibits.

 16.1 Letter from Ernst & Young LLP to the Securities and Exchange Commission Pursuant to Item 304 (a) (3) of Regulation S-K.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    HEARST-ARGYLE TELEVISION, INC.




Date:  October 20, 1997              By:     /s/ Dean H. Blythe
                                             -----------------------------------
                                             Dean H. Blythe
                                             Senior Vice President-
                                             Corporate Development
                                             Secretary and General Counsel